Exhibit 16

GATEWAY TRUST

POWER OF ATTORNEY

We, the undersigned, hereby constitute John M. Loder, Coleen Downs Dinneen, Russell Kane and Michael Kardok, each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacity indicated below, any registration statement on Form N-14 for Gateway Trust and any and all amendments (including post-effective amendments) thereto to be filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of Gateway Trust and generally to do all such things in our names and on our behalf to enable Gateway Trust to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys and any and all registration statements and amendments thereto.

Witness our hands on the 1st day of June, 2007.

/s/ Graham T. Allison, Jr.	/s/ Richard Darman
Graham T. Allison, Jr. – Trustee	Richard Darman – Trustee

/s/ Charles D. Baker	/s/ John T. Hailer
Charles D. Baker – Trustee	John T. Hailer – Trustee

/s/ Edward A. Benjamin	/s/ Jonathan P. Mason
Edward A. Benjamin – Trustee	Jonathan P. Mason – Trustee

/s/ Robert J. Blanding	/s/ Sandra O. Moose
Robert J. Blanding – Trustee	Sandra O. Moose – Trustee, Chairperson of the Board

/s/ Daniel M. Cain	/s/ Cynthia L. Walker
Daniel M. Cain – Trustee	Cynthia L. Walker – Trustee